UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 6, 2003

ALARIS MEDICAL, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

Item 5. Other Disclosure

On June 6, 2003, ALARIS Medical, Inc. and its wholly-owned subsidiary, ALARIS Medical Systems, Inc., announced today that, based on information received from the depositaries, the companies received consents of more than 96% in the aggregate in its current tender offers and consent solicitations. The Company also announced that it has extended the date on which additional holders may receive consent payments. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALARIS MEDICAL, INC.

Date: June 6, 2003	/s/DAVID L. SCHLOTTERBECK ———————————————— David L. Schlotterbeck President and Chief Executive Officer

EXHIBIT INDEX

       Exhibit

         99.1          Press release of ALARIS Medical, Inc., dated June 6, 2003.